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                                                                    EXHIBIT 21.1



The following is a list of all subsidiaries of Viasys Healthcare Inc.:

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

    NAME OF SUBSIDIARY                               JURISDICTION OF INCORPORATION      OWNERSHIP PERCENTAGE
    ------------------                               -----------------------------      --------------------
    Corpak LLC                                                 Delaware                           100

    SensorMedics Corporation                                   Delaware                           100

         SensorMedics B.V.                                     Netherlands                        100

         SensorMedics (Deutschland) GmbH                       Germany                            100

    Eden Medical Electronics, Inc.                             Delaware                           100

    Grason-Stadler, Inc.                                       Massachusetts                      100

    Neuroscience Limited                                       England                            100

    Nicolet Biomedical Japan Inc.                              Japan                              100

    Nicolet Biomedical Ltd.                                    England                            100

    Nicolet Biomedical S.A.R.L.                                France                             100

    Nicolet - EME GmbH                                         Germany                            100

    Nicolet Vascular Inc.                                      Delaware                           100

         ILS, Inc.                                             Delaware                           100

         IMEX International, Inc.                              Colorado                           100

    Bear Medical Systems Inc.                                  Delaware                           100

    Bird Medical Technologies, Inc.                            California                         100

         Bird Products Corporation                             California                         100

                    Bird Life Design Corporation               California                         100

         Stackhouse, Inc.                                      California                         100

    Medical Data Electronics, Inc.                             Delaware                           100

    Tecomet Inc.                                               Massachusetts                      100

    Thermo Polymer LLC                                         Delaware                           100
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